Exhibit 99.1
FOR IMMEDIATE RELEASE
Plexus Reports Fiscal First Quarter Revenue of $430 Million and EPS of $0.44
Initiates Q2 Revenue Guidance of $470 — $495 Million
NEENAH, WI, January 20, 2010 — Plexus Corp. (Nasdaq: PLXS) today announced:
     Q1 Fiscal 2010 Results (quarter ended January 2, 2010):
•	Revenue: $430 million, relative to guidance of $405 to $430 million.

•	Diluted EPS: $0.44, including $0.04 per share of stock-based compensation expense, relative to guidance of $0.31 to $0.36.
     Q2 Fiscal 2010 Guidance:
•	Revenue: $470 to $495 million.

•	Diluted EPS: $0.44 to $0.52, excluding any restructuring charges and including approximately $0.07 per share of stock-based compensation expense.
Dean Foate, President and CEO, commented, “We are pleased to announce a strong start to fiscal 2010 with overall revenues growing ten percent sequentially to $430 million with EPS of $0.44, aided in part by a legal settlement. Good margin performance in combination with disciplined working capital management delivered return on invested capital of 18.1%. As anticipated, we experienced robust sequential revenue growth in both our Wireline/Networking and Medical sectors during the quarter. While revenues were essentially flat in our Industrial/Commercial sector, this was an improvement over our earlier expectations. Our Wireless Infrastructure and Defense/Security/Aerospace sectors were both down sequentially for the quarter.”
Mr. Foate continued, “Our pace of new business wins continues at a healthy level and is balanced nicely among our sectors. During the first fiscal quarter we won 16 new manufacturing programs that we currently anticipate will generate approximately $108 million in annualized revenue when fully ramped into production over the coming quarters, subject to risks around the timing and ultimate realization of the forecasted revenues. Due to our customer’s request for confidentiality of program revenue levels, we have excluded from the $108 million in program wins a substantial follow-on program with The Coca-Cola Company. In addition to the Coca-Cola Freestyle™ product that we previously announced and currently manufacture, this new program is for the manufacture of the “crew-serve” version of the technology. While the Coca-Cola Freestyle™ product is designed for self-serve applications, the “crew-serve” product is designed for applications behind the service counter. This significant new win is another indication of the value of our service offerings in complex mechatronics design and manufacturing, a strategy we began pursuing in fiscal 2008. We currently anticipate that we will ramp to production levels with the Coca-Cola Freestyle™ program and the “crew-serve” program during fiscal 2011, subject to risks around the timing and ultimate realization of the forecasted revenues. Final assembly of both products is planned at our mechatronics-focused facility in Appleton, Wisconsin with sub-assemblies manufactured at our facility in Juarez, Mexico.”

Ginger Jones, Vice President and CFO, commented, “Gross and operating margins were 10.3% and 4.7% respectively for the first fiscal quarter, better than our expectations when we set guidance for the quarter. Our diluted EPS for the first fiscal quarter was favorably impacted by three items. First, we received settlement funds for a legal matter in the amount of $3.2 million which was recorded as a reduction to cost of sales, benefiting gross profit by 0.7 percentage points. Consequently, diluted EPS for the quarter reflects a $0.05 benefit associated with this settlement. Second, our estimated tax rate is now 1% for the full year, lower than our earlier expectations of 5% for the full year. As a result, diluted EPS for the quarter reflects a $0.02 benefit associated with the lower tax rate. Finally, stock option expense was $0.01 less than expected. The first fiscal quarter was strong from a working capital perspective, with cash cycle days up only one day from the fourth fiscal quarter. This is a very good result considering the strong revenue growth in the first fiscal quarter, anticipated growth in the second fiscal quarter and the tightening supply-chain environment.”
Mr. Foate concluded, “Our current expectation is that our second fiscal quarter will be exceptional. Improving end-market conditions in combination with new business wins that ramp during the quarter should result in strong revenue growth and earnings leverage. We are establishing second fiscal quarter revenue guidance of $470 to $495 million with diluted EPS of $0.44 to $0.52, excluding any restructuring charges and including approximately $0.07 per share of stock-based compensation expense. Looking further ahead, while we currently anticipate sequential revenue growth to continue in our third and fourth fiscal quarters, we expect the rate of revenue growth to moderate in comparison to the growth rate implied by the second quarter guidance.”
Plexus provides non-GAAP supplemental information. Non-GAAP income statements exclude transactions such as restructuring costs that are not expected to have an effect on future operations. Non-GAAP financial data is provided to facilitate meaningful period-to-period comparisons of underlying operational performance by eliminating infrequent or unusual charges. Similar non-GAAP financial measures, including return on invested capital (“ROIC”), are used for internal management assessments because such measures provide additional insight into ongoing financial performance. In particular, we provide ROIC because we believe it offers insight into the metrics that are driving management decisions as well as management’s performance under the tests which it sets for itself. Please refer to the attached reconciliations of non-GAAP supplemental data.
MARKET SECTOR BREAKOUT
Plexus reports revenue based on the market sector breakout set forth in the table below, which reflects the Company’s sales and marketing focus.

Market Sector	Q1 F10		Q4 F09
Wireline/Networking*	$202 M	47%	$168 M	43%
Wireless Infrastructure*	$ 49 M	11%	$ 51 M	13%
Medical*	$ 79 M	18%	$ 68 M	17%
Industrial/Commercial*	$ 64 M	15%	$ 64 M	16%
Defense/Security/Aerospace	$ 36 M	9%	$ 42 M	11%
Total Revenue	$430 M		$393 M

*	Q4 F09 revenues in this table have been revised from the amounts disclosed in the fourth fiscal quarter to reflect the movement of $2 million for one customer from the Wireless Infrastructure sector to the Wireline/Networking sector and to reflect the movement of $2 million for one customer from the Medical sector to the Industrial/Commercial sector.

FISCAL Q1 SUPPLEMENTAL INFORMATION
•	ROIC for the fiscal first quarter was 18.1%. The Company defines first quarter ROIC as tax-effected annualized operating income divided by average invested capital over a rolling two-quarter period. Invested capital is defined as equity plus debt, less cash and cash equivalents and short-term investments. In periods where restructuring or non-cash goodwill impairment charges were incurred, such as the first fiscal quarter of 2009, we compute adjusted ROIC excluding these costs to better compare ongoing operations.
•	Cash flow used by operations was approximately $10 million for the quarter. Capital expenditures for the quarter were $12 million. Free cash flow was negative during the quarter, at approximately $22 million. The Company defines free cash flow as cash flow provided by (or used in) operations less capital expenditures.
•	Top 10 customers comprised 62% of revenue during the quarter, up 6 percentage points from the previous quarter.
•	Juniper Networks, Inc., with 17% of revenue, was the only customer representing 10% or more of revenue for the quarter.
•	Cash Conversion Cycle:

Cash Conversion Cycle	Q1 F10	Q4 F09
Days in Accounts Receivable	50 Days	45 Days
Days in Inventory	88 Days	83 Days
Days in Accounts Payable	(69) Days	(60) Days
Annualized Cash Cycle	69 Days	68 Days
Conference Call/Webcast and Replay Information:

What:	Plexus Corp.’s Fiscal Q1 Earnings Conference Call

When:	Thursday, January 21st at 8:30 a.m. Eastern Time

Where:	888-693-3477 or 973-582-2710 with conference ID: 49017080 http://www.videonewswire.com/PLXS/012110 (requires Windows Media Player)

Replay:	The call will be archived until January 28, 2010 at midnight Eastern Time http://www.videonewswire.com/PLXS/012110 or via telephone replay at 800-642-1687 or 706-645-9291 PIN: 49017080
For further information, please contact:
Ginger Jones, VP and Chief Financial Officer
920-751-5487 or ginger.jones@plexus.com
About Plexus Corp. — The Product Realization Company
Plexus (www.plexus.com) is an award-winning participant in the Electronic Manufacturing Services (EMS) industry, providing product design, supply chain and materials management, manufacturing, test, fulfillment and aftermarket solutions to branded product companies in the Wireline/Networking, Wireless Infrastructure, Medical, Industrial/Commercial and Defense/Security/Aerospace market sectors.

The Company’s unique Focused Factory manufacturing model and global supply chain solutions are strategically enhanced by value-added product design and engineering services. Plexus specializes in mid- to low-volume, higher-mix customer programs that require flexibility, scalability, technology and quality.
Plexus provides award-winning customer service to more than 100 branded product companies in North America, Europe and the Asia Pacific region.
Coca-Cola Freestyle™ is a trademark of The Coca-Cola Company.
Safe Harbor and Fair Disclosure Statement
The statements contained in this release which are guidance or which are not historical facts (such as statements in the future tense and statements including “believe,” “expect,” “intend,” “plan,” “anticipate,” “goal,” “target” and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to: the economic performance of the industries, sectors and customers we serve; the risk of customer delays, changes or cancellations in both ongoing and new programs; the poor visibility of future orders, particularly in view of current economic conditions; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the risk that our revenue and/or profits with customers who have been recently acquired will be negatively affected; the risks relative to new customers, including our recently announced arrangements with The Coca-Cola Company, which risks include customer delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreement, and the lack of a track record of order volume and timing; the risks of concentration of work for certain customers; our ability to manage successfully a complex business model; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; the weakness of the global economy and the continuing instability of the global financial markets and banking system, including the potential inability on our part or that of our customers or suppliers to access cash investments and credit facilities; material cost fluctuations and the adequate availability of components and related parts for production, particularly due to sudden increases in customer demand; the effect of changes in the pricing and margins of products; the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by customers, resulting in an inventory write-off; the effect of start-up costs of new programs and facilities, including our recent and planned expansions, such as our new facilities in Hangzhou, China and Oradea, Romania; the adequacy of restructuring and similar charges as compared to actual expenses; the risk of unanticipated costs, unpaid duties and penalties related to an ongoing audit of our import compliance by U.S. Customs and Border Protection; possible unexpected costs and operating disruption in transitioning programs; the potential effect of world events (such as drug cartel-related violence in Mexico, changes in oil prices, epidemics, terrorism and war in the Middle East); the impact of increased competition; and other risks detailed in the Company’s Securities and Exchange Commission filings (particularly in Part II, Item 1A of our annual report on Form 10-K for the year ended October 3, 2009).
(financial tables follow)

PLEXUS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	January 2, 2010	January 3, 2009
Net sales	$430,399	$456,109
Cost of sales	385,858	409,559

Gross profit	44,541	46,550

Operating expenses:
Selling and administrative expenses	24,319	25,269
Restructuring costs	—	550

	24,319	25,819

Operating income	20,222	20,731

Other income (expense):
Interest expense	(2,559)	(2,930)
Interest income	456	931
Miscellaneous income (expense)	(95)	198

Income before income taxes	18,024	18,930

Income tax expense	180	1,892

Net income	$17,844	$17,038

Earnings per share:
Basic	$0.45	$0.43

Diluted	$0.44	$0.43

Weighted average shares outstanding:
Basic	39,587	39,337

Diluted	40,252	39,472

PLEXUS CORP.
NON-GAAP SUPPLEMENTAL INFORMATION
(in thousands, except per share data)
(unaudited)
Statements of Operations

	Three Months Ended
	January 2, 2010	January 3, 2009
Net income — GAAP	$17,844	$17,038

Add: Income tax expense	180	1,892

Income before income taxes— GAAP	18,024	18,930

Add: Restructuring costs*	—	550

Income before income taxes and excluding restructuring costs — Non-GAAP	18,024	19,480

Income tax expense — Non-GAAP	180	1,947

Net income — Non-GAAP	$17,844	$17,533

Earnings per share — Non-GAAP:
Basic	$0.45	$0.45

Diluted	$0.44	$0.44

Weighted average shares outstanding:
Basic	39,587	39,337

Diluted	40,252	39,472

*	Summary of restructuring costs

Severance costs	$—	$550

PLEXUS CORP.
NON-GAAP SUPPLEMENTAL INFORMATION
(in thousands, except per share data)
(unaudited)
ROIC Calulation

	Three Months
	Ended
	January 2, 2010
Operating income		$20,222
Add: Unusual (restructuring) charges		—

Operating income (excluding unusual charges)		20,222
	x	4

Annualized operating income		80,888
Tax rate (excluding unusual charges)	x	1%

Tax impact	-	809

Operating income (tax effected)		$80,079

Average invested capital		$441,564

ROIC		18.1%

			Average
			Invested
	January 2, 2010	October 3, 2009	Capital
Equity	$549,618	$527,446
Plus:
Debt — current	21,626	16,907
Debt — non-current	125,908	133,936
Less:
Cash and cash equivalents	(233,931)	(258,382)

	$463,221	$419,907	$441,564

PLEXUS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	January 2, 2010	October 3, 2009
ASSETS
Current assets:
Cash and cash equivalents	$233,931	$258,382
Accounts receivable	233,904	193,222
Inventories	372,753	322,352
Deferred income taxes	14,955	15,057
Prepaid expenses and other	10,704	9,421

Total current assets	866,247	798,434

Property, plant and equipment, net	205,843	197,469
Deferred income taxes	10,209	10,305
Other	16,692	16,464

Total assets	$1,098,991	$1,022,672

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$21,626	$16,907
Accounts payable	290,498	233,061
Customer deposits	25,831	28,180
Accrued liabilities:
Salaries and wages	28,371	28,169
Other	35,758	33,004

Total current liabilities	402,084	339,321

Long-term debt and capital lease obligations, net of current portion	125,908	133,936
Other liabilities	21,381	21,969

Total non-current liabilities	147,289	155,905
Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized, 47,095 and 46,994 shares issued, respectively, and 39,649 and 39,548 shares outstanding, respectively	471	470
Additional paid-in-capital	370,254	366,371
Common stock held in treasury, at cost, 7,446 shares for both periods	(200,110)	(200,110)
Retained earnings	373,879	356,035
Accumulated other comprehensive income	5,124	4,680

Total shareholders’ equity	549,618	527,446

Total liabilities and shareholders’ equity	$1,098,991	$1,022,672

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